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                                                                    Exhibit 99.3


      [LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]



                       CONSENT OF MERRILL LYNCH, PIERCE,
                          FENNER & SMITH INCORPORATED



        We hereby consent to the inclusion of our opinion letter dated March 26, 2000 to the board of directors of OpenTV Corp. ("OpenTV") as Annex B to the joint proxy statement/prospectus relating to the proposed merger of OpenTV and Spyglass, Inc. and to the references thereto in such proxy statement/prospectus under the captions "SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS - Summary of the Merger - Opinions of OpenTV's and Spyglass' Financial Advisors" and "THE MERGER - Opinion of OpenTV's Financial Advisor." In giving this consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933 and the rules and regulations promulgated thereunder.


New York, New York
May 15, 2000


                         /s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated
                         ------------------------------------------------------
                         MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED